UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2025

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 26, 2025, Dr. Richard B. Miles tendered his resignation from the Board of Directors (the “Board”) of Precision Optics Corporation, Inc. (the “Company”) retiring from the Board effective as of February 28, 2025. Dr. Miles served on the Company’s Audit Committee.

(d)

On February 28, 2025, the Board appointed Buell Duncan, 71 years old, to fill the vacancy on the Board created with Dr. Miles’ retirement. Since 2022, Mr. Duncan has served as a Portfolio Advisor and Limited Partner for Iron Gate Capital, a venture capital firm focused on early-growth B2B technology companies, a board observer of Share Mobility and Respondology, and a strategic advisor to Geminos AI, Demand Spring and Pillir Software. From 1992 through 2020, Mr. Duncan held various senior leadership positions at a number of IBM’s global business units serving as Chief Marketing Officer, IBM Cloud, Data and AI businesses from April 2017 until December 2020. Mr. Duncan brings decades of executive leadership and strategic expertise, further strengthening the Company's commitment to innovation and growth. As of his appointment, the Board has not determined the Board committees that Mr. Duncan will serve on.

The Company issued a press release on March 4, 2025 announcing the changes to the Board of Directors, which press release filed as Exhibit 99.1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated March 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Dated: March 4, 2025	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

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